UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2015

ECHO GLOBAL LOGISTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34470	20-5001120
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 West Chicago Avenue Suite 725 Chicago, Illinois (Address of principal executive offices)	60654 (Zip Code)

(800) 354-7993

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events

On April 21, 2015, Echo Global Logistics, Inc. (the “Company”) announced its unaudited financial results as of and for the three months ended March 31, 2015. These unaudited financial results should not be viewed as a substitute for full financial statements prepared in accordance with GAAP. In addition, these unaudited financial results as of and for the three months ended March 31, 2015 are not necessarily indicative of the results to be achieved in any future period.

Performance Highlights:

•                  Total revenue increased by 14% to $283 million from the first quarter of 2014.

•                  TL volume increased by 33% from the first quarter of 2014.

•                  Total net revenue increased by 26% to $53 million from the first quarter of 2014.

•                  Non-GAAP EBITDA increased by 15% to $9.6 million from the first quarter of 2014.

Summary Results of Operations Data:

	Three Months Ended March 31,
	2015	2014
	(in thousands, except per share data)
	(unaudited)
Revenue:
Transactional	$217,411	$177,600
Managed Transportation(1)	66,081	70,070
Total revenue	283,492	247,670

Net revenue	53,252	42,210

Non-GAAP EBITDA(2)	$9,600	$8,329
Non-GAAP Fully Diluted EPS(2)	$0.15	$0.14

Operating metrics:
TL revenue (%)	55.5%	51.9%
LTL revenue (%)	36.8%	36.7%
Intermodal revenue (%)	5.7%	6.2%

(1)         The period-over-period decrease in revenue from Managed Transportation clients was driven by changes in the structure of our contract with one Managed Transportation client. Our results also were impacted by a decline in fuel prices and a softer spot market that lowered both our gross revenue and transportation costs, which trends have continued through April 17, 2015.  Through April 17, 2015, we have experienced year-over-year revenue growth of approximately 10% (which reflects the impact of an acquisition that occurred in May 2014 and was not reflected in April 2014 results, which increased our revenue by approximately 10%).

(2)         Non-GAAP EBITDA and Non-GAAP Fully Diluted EPS are non-GAAP financial measures.   Non-GAAP EBITDA is defined as income (loss) before interest (interest expense and interest income), income taxes and depreciation and amortization and excluding the effects of changes in contingent consideration payable and acquisition-related transaction costs. Non-GAAP Fully Diluted EPS is defined as net income per diluted share, excluding the change in contingent consideration payable and acquisition related transaction costs, net of tax effect.  We believe the non-GAAP financial measures provide useful information to investors because they provide information about the financial performance of the Company’s ongoing business. The non-GAAP financial measures are used by management in its financial and operational decision-making and evaluation of overall operating performance. The non-GAAP financial measures may be different from similarly titled measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.

The following is a reconciliation of Non-GAAP EBITDA and Non-GAAP EPS to net income and diluted net income per share, respectively, the nearest comparable GAAP measure in each case:

	Three Months Ended March 31,
	2015	2014
Non-GAAP EBITDA	$9,600	$8,329
Change in contingent consideration payable	96	(224)
Depreciation and amortization	(3,873)	(2,956)
Acquisition-related transaction costs	(472)	(1,167)
Other income (expense)	(90)	(55)
Income taxes	(1,933)	(1,497)
Net income	3,328	2,430
Non-GAAP Fully Diluted EPS	$0.15	$0.14
Change in contingent consideration payable and acquisition-related transaction costs, net of tax effect	(0.01)	(0.04)
Fully diluted earnings per share	$0.14	$0.10

Item 9.01                                       Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Consolidated audited financial statements of Command Transportation, LLC and Subsidiary comprised of the consolidated balance sheets as of December 31, 2014, 2013 and 2012, the related consolidated statements of operations and members’ equity and cash flows for each of the years in the three-year period ended December 31, 2014 and the related notes to the consolidated financial statements, are attached hereto as Exhibit 99.1.

(b) Pro forma financial information.

The unaudited pro forma condensed combined financial information of Echo Global Logistics, Inc. as of and for the year ended December 31, 2014, giving effect to the Command Acquisition, are attached hereto as Exhibit 99.2.

(d)                                                  Exhibits:

Exhibit No.	Description
23.1	Consent of Crowe Horwath LLP, independent auditors for Command Transportation, LLC and Subsidiary
99.1	Consolidated financial statements of Command Transportation, LLC and Subsidiary as of December 31, 2014, 2013 and 2012 and for the years then ended
99.2	Unaudited pro forma condensed combined financial information of Echo Global Logistics, Inc. as of and for the year ended December 31, 2014, giving effect to the Command Acquisition

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHO GLOBAL LOGISTICS, INC.

Dated: April 27, 2015	By:	/s/ Kyle Sauers
	Name:	Kyle Sauers
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description
23.1	Consent of Crowe Horwath LLP, independent auditors for Command Transportation, LLC and Subsidiary
99.1	Consolidated financial statements of Command Transportation, LLC and Subsidiary as of December 31, 2014, 2013 and 2012 and for the years then ended
99.2	Unaudited pro forma condensed combined financial information of Echo Global Logistics, Inc. as of and for the year ended December 31, 2014, giving effect to the Command Acquisition